June 11 2024 James Faught   On behalf of Forward Air Services, LLC, I am pleased to offer you the position of Chief Accounting Officer, working in Irving, TX reporting directly to Kyle Mitchin. Your compensation package is outlined below and will consist of the following:    Compensation • Salary o Your starting base pay will be $350,000.00 annually, less applicable taxes and withholdings, payable on such schedules as others in similar positions are paid. • Incentive o During your employment, you will be eligible to participate in the Forward Air Annual Cash Incentive Plan (the "Cash Incentive Plan") with a target annual incentive of 35% of your base salary, less applicable taxes, deductions, and withholdings. Target incentives do not constitute a promise of payment. Payment of any incentive is at the sole discretion of the Forward Air Corporation Board of Directors (the "Board"). Your actual incentive plan payout will depend on Company financial performance and management's assessment of your individual performance. Please be aware that the Company reserves the right to change or amend the terms of the Cash Incentive Plan or any other of its incentive plans at any time or discontinue them in their entirety as the Company determines in its sole and absolute discretion. Equity • Annual Grant Program o You will be eligible to receive an annual equity award determined by the Compensation Committee of the Company's Board of Directors in its sole discretion. In the first calendar year of your employment, the Company will recommend to the Compensation Committee to grant you shares of restricted stock with a target aggregate value on the grant date equal to at least $130,000 under the Company's Omnibus Incentive Compensation Plan ("Omnibus Plan"), a copy of which will be forwarded to you, and will recommend that such restricted shares shall vest in three (3) equal annual installments beginning one (1) year after the date of grant. Any equity award made to you will be subject to the terms and conditions of the Omnibus Plan and a separate award agreement, which will be provided to you at the time of the award. Eligibility for participation in the Omnibus Plan or any other equity incentive plan is subject to annual review. Please be aware that the Company reserves the right to change or amend the terms of its Omnibus Plan and any other incentive plans at any time or discontinue them in their entirety as the Company determines in its sole and absolute discretion. • One-Time Equity Bonus o The Company will provide you with a one-time bonus of restricted stock with a target aggregate value on the grant date equal to at least $60,000, such shares to be granted within 30 days of the effective date of your employment (your Start Date). Such restricted shares shall vest in three (3) equal annual installments on the first, second and third anniversaries of the date of grant. The restricted stock award to you will be subject to the terms and conditions of the Omnibus Plan and a separate award agreement, which will be provided to you at the time of the award. Benefits

Confidential Information 2 A significant part of your total compensation at Forward Air is derived from the benefits that the Company provides. The Company provides a very competitive benefits package for its eligible full and part-time employees. o Vacation Time: You are eligible to participate in the Company's standard vacation policy, subject to increase in future years depending on the terms of the Company's standard vacation policy then in effect. o Discretionary Flex Time: You have been granted an exception to the Company's normal vacation and discretionary flex time policy and accrual and award schedule. Accordingly, the Company will advance to you fifteen (15) days of discretionary flex time in your first year of service, ten (10) days of discretionary flex time (in addition to time granted under the normal accrual and awards schedule) in your second year of service, and five (5) days of discretionary flex time (in addition to the time granted under the normal accrual and awards schedule) in years 3 – 5 of service. After your fifth year of service, you will accrue vacation and discretionary flex time in accordance with the Company's normal vacation and discretionary flex time policy and accrual and award schedule, then in effect. o Payment upon Termination: Unused discretionary flex time will be forfeited upon termination of employment. Accordingly, the Company will not pay for any unused discretionary flex time at the time of termination, subject to applicable law. o Company Paid Holidays and Other Benefits: In addition to the paid vacation and discretionary flex time, the Company provides eligible employees with paid Company designated holidays each year. • Health / Financial Benefits o You will be eligible to participate in the employee benefit plans and programs generally available to the Company's employees, including medical, dental, vision, life insurance, disability benefits, Employee Stock Purchase Plan, 401(k) plan, Flexible Spending Plan (Healthcare Reimbursement Account and/or Dependent Care Reimbursement Account), and Healthcare Savings Account, all in accordance with and subject to the eligibility and other terms and conditions of such plans and programs. o Please note that regarding health/medical insurance, Forward Air Corporation's present policy is to provide an option for dependent coverage at an additional charge, if you should require such coverage. You will have to affirmatively elect dependent coverage if you desire it. Also, please note that if your spouse is eligible for separate employer- sponsored health insurance, they will be required to elect their employer-sponsored health insurance as their primary coverage. o Currently, the Company's benefit plans are effective on the first day of the month following thirty (30) days of eligible service. The Company reserves the right to amend, modify or terminate any of its benefit plans or programs at any time and for any reason. Additional Details • Mobile Phone Plan o In connection with your employment, you are eligible to participate in the company's "Mobile Phone Plan," so long as such a plan exists. Participation eligibility and/or plan details are subject to change. You will receive a Benefits Summary that provides detailed information concerning benefits eligibility. If you have any questions concerning the benefits for which you will be eligible, please feel free to contact Sarah Smith and/or Kyle Mitchin for further explanation.    Your start date is scheduled for 6/28/24 or another date mutually agreed upon by you and the Company (the "Start Date"). During your first week of employment, you will be given an orientation which will include

Confidential Information 3 completing employment forms, reviewing fringe benefits, and touring the premises. The Company is committed to creating a positive work environment and conducting business ethically. As an employee of the Company, you will be expected to abide by the Company's policies and procedures including, but not limited to, Forward Air's Code of Business Conduct and Code of Ethics as attached, as part of your new employee on-boarding packet. Also, prior to, or on your employment start date please provide appropriate documentation for the completion of your new hire forms, including proof that you are presently eligible to work in the United States for I-9 purposes. Failure to provide appropriate documentation within three (3) days of hire will result in immediate termination of employment in accordance with the terms of the Immigration Reform and Control Act.    You represent to us that you are not bound by any agreement (written or oral) with any current employer, or any previous employer, which would prevent or limit you from going to work for the Company in the capacity as Chief Accounting Officer. Moreover, you acknowledge and agree that your duties and responsibilities will not require you to use or rely on any information that is the property of any current or former employers, and you assure the Company that you will not rely on any materials or other property from your present or former employers to carry out these duties.    While it is our expectation that your employment relationship will continue, at all times you will remain an employee at-will and subject to the same rights, privileges and limitations of any other employee in the state of TX. This offer of employment is contingent upon the Company's receipt of results of a satisfactory background check and drug test.     If the foregoing is agreeable, please execute and return a copy of this letter, which will serve as our understanding of the terms of your employment with the Company. We look forward to the contributions you will make to Forward Air and to the professional and personal opportunities we will be able to provide to you.    ACCEPTANCE/ACKNOWLEDGMENT:    The provisions of this offer of employment have been read, are understood, and the offer is herewith accepted. I understand that this offer of employment is contingent upon the Company's receipt of results of a satisfactory background check and drug test. This offer shall remain open for two business days. Any acceptance postmarked after this date may be considered invalid.    I, James Faught, hereby accept the position of Chief Accounting Officer   Welcome To The Team! Kyle Mitchin Chief People Officer